Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

AutoNation, Inc.:

We consent to the incorporation by reference in the registration statements listed below of AutoNation, Inc. of our reports dated February 14, 2011, with respect to the consolidated balance sheets of AutoNation, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of AutoNation, Inc.

•	Form S-3 (Registration Nos. 333-157354, 333-44611, 333-35749, 333-29217, 333-23415, 333-20667, 333-18009, 333-08479, 333-04269, 333-01757, 033-65289, 033-63735, 033-62489, and 033-61649);

•	Form S-4 (Registration Nos. 333-41505 and 333-17915); and

•	Form S-8 (Registration Nos. 333-170737, 333-150756, 333-143250, 333-130019, 333-81888, 333-90819, 333-56967, 333-42891, 333-29265, 333-20669, 333-19453, 033-93742, and 333-07623).

/s/ KPMG LLP

February 14, 2011

Fort Lauderdale, Florida

Certified Public Accountants